UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

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ITERIS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Institutional Shareholder Services and Glass Lewis Recommend “FOR” Votes for Iteris Board Members

SANTA ANA, Calif. — September 3, 2019 — Iteris, Inc. (NASDAQ: ITI), the global leader in applied informatics for transportation and agriculture, issued the following statement in response to Institutional Shareholder Services, Inc. (“ISS”) and Glass, Lewis & Co., LLC (“Glass Lewis”) recommending Iteris shareholders vote FOR each of Iteris’ director nominees:

“We are pleased that ISS and Glass Lewis released their reports regarding our Annual Meeting and both recommended a vote FOR each of our director nominees. We believe the recommendations of the world’s preeminent proxy advisory firms reflect the significant progress our board and management team have made to grow Iteris’ business and adopt best practices in corporate governance. Like ISS and Glass Lewis, the Iteris board recommends that stockholders elect all of Iteris’ director nominees.”

The Iteris 2019 Annual Meeting of Stockholders is to be held on Thursday, September 12, 2019.

About Iteris, Inc.

Iteris is the global leader in applied informatics for transportation and agriculture, turning big data into big breakthrough solutions. We collect, aggregate and analyze data on traffic, roads, weather, water, soil and crops to generate precise informatics that lead to safer transportation and smarter farming. Municipalities, government agencies, crop science companies, farmers and agronomists around the world use our solutions to make roads safer and travel more efficient, as well as farmlands more sustainable, healthy and productive. Visit www.iteris.com for more information and join the conversation on Twitter, LinkedIn and Facebook.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:

This release may contain forward-looking statements, which speak only as of the date hereof and are based upon our current expectations and the information available to us at this time. Words such as “believes,” “anticipates,” “expects,” “intends,” “plans,” “seeks,” “estimates,” “may,” “will,” “can,” and variations of these words or similar expressions are intended to identify forward-looking statements. These statements include, but are not limited to, statements about our corporate governance as well as reports regarding our Annual Meeting released by ISS and Glass Lewis. Such statements are subject to certain risks, uncertainties, and assumptions that are difficult to predict and actual results could differ materially and adversely from those expressed in any forward-looking statements as a result of various factors.

Important factors that may cause such a difference include, but are not limited to, potential impacts of governance matters, including the cost of and distraction of management time in dealing with activist stockholders, and of changes to our Board of Directors; our ability to remain recommended by leading proxy advisory firms in future proxies; effects related to any changes to our corporate governance; and our ability to execute successfully our strategic plans, e.g., our overall business strategy. Further information on Iteris, Inc., including additional risk factors that may affect our forward-looking statements, as contained in our Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q, our Current Reports on Form 8-K, and our other SEC filings that are available through the SEC’s website (www.sec.gov).

Investor Relations

MKR Investor Relations, Inc.

Todd Kehrli

Tel: (323) 468-2300

Email: iti@mkr-group.com

Media Contact

David Sadeghi
Tel: (949) 270-9523
Email: dsadeghi@iteris.com